Exhibit 99.1

AIRSPAN NETWORKS HOLDINGS RECEIVES NOTICE OF NON-COMPLIANCE FROM NYSE AMERICAN

JULY 11, 2023

BOCA RATON, Fla.--(BUSINESS WIRE)-- Today, Airspan Networks Holdings Inc. (NYSE:MIMO) (“Airspan”), a provider of ground-breaking, disruptive software and hardware for 5G networks and a pioneer in end-to-end Open RAN solutions, announced that it has received written notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) stating that it is not in compliance with the continued listing standard set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”) because the Company’s common stock was selling for a substantial period of time at a low price per share, which NYSE American determined to be a 30-trading day average of less than $0.20 per share.

The Notice stated that the Company’s continued listing is predicated on it effecting a reverse stock split of its common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which NYSE American has determined to be no later than January 10, 2024. However, NYSE American may take an accelerated delisting action that would pre-empt the cure period in the event that the common stock trades at a level viewed to be abnormally low.

As previously disclosed, on June 9, 2023, the Company received a letter (the “Letter”) from the NYSE American stating that it is not in compliance with the continued listing standards set forth in Sections 1003(a)(i) and (ii) of the Company Guide and requesting that the Company submit a plan of compliance (the “Plan”) addressing how it intends to regain compliance. In response to the Letter, the Company submitted the Plan to NYSE American, pursuant to which the Company also intends to regain compliance with Section 1003(f)(v) of the Company Guide.

The Company’s common stock will continue to be listed on the NYSE American while the Company evaluates its various alternatives. The Company will also continue to be included in the list of NYSE American noncompliant issuers, and the below compliance (“.BC”) indicator will continue to be disseminated with the Company’s ticker symbol(s). The Company’s receipt of the Notice from the NYSE American does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

About Airspan

Airspan Networks Holdings Inc. (NYSE American: MIMO) is a U.S.-based provider of groundbreaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions that provide interoperability with other vendors. As a result of innovative technology and significant R&D investments to build and expand 5G solutions, Airspan believes it is well-positioned with 5G indoor and outdoor, Open RAN, private networks for enterprise customers and industrial use applications and CBRS solutions to help mobile network operators of all sizes deploy their networks of the future, today. With over one million cells shipped to 1,000 customers in more than 100 countries, Airspan has global scale. For more information, visit www.airspan.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, Airspan’s plans, objectives, expectations and intentions with respect to future operations, products and services. Any such forward-looking statements are based upon the current beliefs and expectations of Airspan’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond Airspan’s control.

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. All information set forth herein speaks only as of the date hereof in the case of information about Airspan or the date of such information in the case of information from persons other than Airspan, and Airspan disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

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Media Contact:
mediarelations@airspan.com

Investor Relations Contact:
Brett Scheiner
+1 561-893-8660
IR@airspan.com